SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): July 30, 2002 (June 14, 2002)


                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Nevada                        0-26669               88-0336988
-------------------------------    ---------------------     -------------------
 (State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
       of incorporation)                                     Identification No.)



     8221 Cretan Blue Lane
     Las Vegas, Nevada                                          89128
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     (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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ITEM 5.  OTHER EVENTS

     A. ISSUANCE OF $120,000 DEBENTURE. The company has issued an unsecured convertible debenture to Dutchess Private Equities Fund, L.P. (a Delaware limited partnership). The principal amount of the debenture is $120,000; all or part of the principal amount of the debenture, plus accrued interest at 8% annually, is convertible at Dutchess Fund's discretion into restricted shares of common stock, at a per share price equal to the lesser of: (1) $0.41; (2) 100% of the average of the five lowest closing bid prices in the 15 trading days preceding notice of conversion; or (3) 80% of the average of the three lowest closing bid prices in the 15 trading days preceding notice of conversion. To the extent not prepaid or converted, outstanding principal and accrued interest will be converted automatically to restricted shares of common stock, at the lesser of the conversion prices stated above, on the maturity date of the debenture (June 14, 2005).

     The company has paid Dutchess Advisors, LLC a $12,000 cash fee for advisory services provided to Dutchess Fund by Dutchess Advisors. Dutchess Advisors is an affiliate of and an advisor to Dutchess Fund. This cash fee was paid by the company as required by the terms of the subscription agreement for the transaction.

     If the $120,000 principal amount of the debenture is converted at the $0.41 price, the company would issue 292,683 shares of restricted common stock to Dutchess. The company will file a registration statement with the Securities and Exchange Commission on Form S-3. At such time as the Form S-3 registration statement is declared effective by the Securities and Exchange Commission, the registration statement will cover Dutchess' offer and sale to the public of such shares as are issued on conversion of the debenture. The registration statement will cover 950,000 shares for debenture conversion (plus more shares for possible exercise of the warrant and for shares issued for services, see below). The number of shares issued on conversion of the debenture will depend on the market price (for example, the full 950,000 shares would be issued on conversion of the debenture if the market price ($0.32 on July 26, 2002) drops to the point where the conversion price is calculated to be $0.126 per share under the terms of the debenture.

     Also in connection with the debenture transaction, the company issued to Dutchess Fund a warrant to purchase 50,000 shares of restricted common stock, at an exercise price per share equal to the lesser of (1) $0.36 (110% of the five day average closing bid price for the five trading days before June 14, 2002, which was the issue date for the warrant); or (2) 110% of the five day average closing bid price for the five trading days after December 12, 2002. Resale to the public of shares issued on exercise of the warrant will be covered by the Form S-3 registration statement, at such time as that registration statement is declared effective by the Securities and Exchange Commission.

     Also in connection with the debenture transaction, the company issued to Joseph B. LaRocco (attorney for Dutchess Fund, L.P.) 30,000 shares of restricted common stock. These shares were issued to him for legal services provided by him to Dutchess Fund in connection with the debenture transaction, which services have been valued by the company at $6,750. The value of his services was determined by his client Dutchess Fund The issuance of these shares in payment of Mr. LaRocco's services was required by the terms of the registration rights agreement between Dutchess and the company, which agreement was part of the debenture transaction with Dutchess Fund. The per share price for his services was negotiated and agreed to between Mr. LaRocco and the company, as the company did not have the funds to pay Mr. LaRocco in cash, using a per share price of $0.225 (a 50% discount (because the shares were issued as restricted) from the market price on June 13, 2002). Resale to the public of shares issued Mr. LaRocco will be covered by the Form S-3

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registration statement, at such time as that registration statement is declared effective by the Securities and Exchange Commission.

     The debenture and warrant transaction is separate from the investment agreement (credit line agreement) between the company, and Dutchess Fund and DRH Investment LLC. Resale of shares of common stock to the public (which shares may be sold to Dutchess Fund and DRH under the investment agreement (credit line agreement)) is covered by a separate registration statement filed with the Securities and Exchange Commission on Form SB-2.


     B. USE OF DEBENTURE PROCEEDS - CERBAT PROPERTY.

     TESTING PROGRAM. The $106,604 net proceeds (after payment of the cash fee to Dutchess Advisors and reimbursement of $1,396 of travel expenses) will be used to evaluate the company's Cerbat property in Arizona, to determine if gold and silver is recoverable from selected materials located on the property. Small amounts of material from old mine dumps (remains from mining operations by other companies in the past), and possibly some material from existing mine shafts (from mining operations by other companies in the past), will be run through a portable concentrator using only water available on site. No chemicals will be used in the process. Concentrate will be sold to refiners for recovery of gold and silver off site at their locations. We have conducted only a limited amount of testing on the materials to be concentrated. No permits are required for these very limited operations.

     If the concentrator tests indicate that the process may be effective for these materials, i.e., yielding concentrated material containing gold and silver which we can sell to refiners, we will apply for a permit for a large concentrator-processing facility, possibly to include a chemical flotation circuit to improve recovery rates. Funding is not presently available for this future project.

     The company is an exploration stage company. Since 1996, the company has examined various mineral properties prospective for precious metals and minerals, and have acquired those we believe may contain precious metals and minerals. Our properties are located in California and Arizona. We have not established that any of the properties contain reserves (a reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination). Further exploration will be needed before a final determination can be made whether any property is economically and legally feasible. Therefore, we presently have no reserves.

     CERBAT PROPERTY. On March 12, 1998, we signed a Lease and Purchase Option Agreement covering six patented mining claims in the Cerbat Mountains, Hualapai Mining District, Mohave County, Arizona. The patented claims cover approximately 120 acres. We paid $10,000 as the initial lease payment and are obligated to pay $1,500 per quarter as minimum advance royalties. The company has the option to purchase the property for $250,000, less payments already made. In the event of production before purchase, we will pay the lessor a production royalty of 5% of the gross returns received from the sale or other disposition of metals produced. Except for limited testing of materials in mine dumps and in a few of the mine shafts, no work has been performed on this property since 1999. Access is north 15 miles from Kingman, Arizona on Highway 93, east from the historical market to Mill Ranch, then left three miles to a locked gate.

     The country rock is pre-Cambrian granite, gneiss and schist complex. It is intruded by dikes of minette, granite porphyry, diabase, rhyolite, basalt and other rocks, some of which are associated with workable veins and are too greatly serieitized for determination. The complex is also flanked on the west by

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masses of tertiary volcanic rocks, principally rhyolite. The mineralized body contains principally gold, silver and lead. They occur in fissure veins, which generally have a north-easterly trend and a steep north-easterly or south-westerly dip. Those situated north of Cerbat wash are chiefly gold bearing while those to the south principally contain silver and lead. The gangue is mainly quartz and the values usually favor the hanging wall. The company has been informed by the owner that the property contains several mine shafts of up to several hundred feet in depth and tailings piles (mine dumps) containing thousands of tons of tailings from prior operations. The property has not produced since the late 1800's.

     The buildings on the property are practically valueless, owing to being in disuse for so many years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(c)      Exhibits.

         Exhibit No.    Description

           10.26        Form of Debenture                                     *
           10.27        Debenture Warrant                                     *
           10.28        Registration Rights Agreement                         *

* Incorporated by reference from the like-numbered exhibit filed with the company's Form 8-K, filed July 29, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAN-CAL RESOURCES LTD.


Dated: July 30, 2002                        By:       /s/  Ronald D. Sloan
                                                   -----------------------------
                                                   RONALD D. SLOAN, President


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